Exhibit 107
Calculation of Filing Fee
Tables
Form
S-8
(Form
Type
)
TEEKAY TANKERS LTD.
(Exact Name of Registrant as Specified in its Charter)
Table 1 — Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Class A Common Shares	Other	1,136,917 (2)	$56.64 (3)	$64,394,978.88	0.0001531	$9,858.87

Equity	Class A Common Shares	Other	73,893 (4)	$56.64 (3)	$4,185,299.52	0.0001531	$640.77

Equity	Class A Common Shares	Other	259,527 (5)	$12.75 (6)	$3,308,969.25	0.0001531	$506.60

Total Offering Amount					$71,889,247.65		$11,006.24

Total Fee Offsets							$—

Net Fee Due							$11,006.24

(1)
Pursuant to Rule 416(a) of th
e Sec
urities Act of 1933, as amended (the “
Securities Act
”), this
Registration
Statement shall also
cover
any additional Class A Common Shares, par value $0.01 per share (the “
Common Shares
”), of Teekay Tankers Ltd. (the “
Registrant
”) that become issuable under the Teekay Tankers Ltd. 2007 Long-Term Incentive Plan (the “
2007 Plan
”) and the Teekay Tankers Ltd. 2023 Long-Term Incentive Plan (the “
2023 Plan
”, and together with the 2007 Plan, the “
Plans
”) by reason of any stock dividend, stock split, recapitalization, or other similar
transaction effected without the Registrant’s receipt of consideration that increases the number of the Registrant’s outstanding Common Shares.

(2)
This Registration Statement registers 1,090,336 of the Registrant’s Common Shares available for issuance under the 2023 Plan and 46,581 of the Registrant’s Common Shares reserved for issuance pursuant to outstanding awards under the 2023 Plan.

(3)
Estimated in accordance with paragraphs (c) and (h) of Rule 457 under the Securities Act solely for purposes of calculating the registration fee. The price for the Common Shares being registered hereby is based on a price of $56.64 per Common Share, which is the average of the high ($57.09) and low ($56.19) trading prices for Common Shares of the Registrant on September 25, 2024, as reported on the New York Stock Exchange.

(4)	This Registration Statement registers 73,893 of the Registrant’s Common Shares reserved for issuance pursuant to outstanding awards under the 2007 Plan.
(5)	Represents 259,527 of the Registrant’s Common Shares authorized to be issued upon the exercise of outstanding stock options under the 2007 Plan .
(6)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act, and based on $12.75, which is the weighted average exercise
price (rounded up to the nearest cent) of the outstanding stock options under the 2007 Plan.